EXHIBIT 10.13


                              TERMS AND CONDITIONS

You Must be 18 years old or older to participate.

PennyWeb Inc. (hereafter "PWI") operates the PennyWeb click-through program through which independent owner-operators of Internet web sites (hereafter "Hosts") are granted the non-exclusive right to direct visitors to their Internet site to one or more Internet sites, hereafter known as "Advertisers ." Both Host and Advertiser are hereafter referred to as "Participant" to the PennyWeb Program. PWI shall collect fees from Advertiser and pay Host a commission for each independent bona-fide visitor delivered to the Advertiser Site, through a mechanism known as an "Internet Hypertext transfer" link. Termination of this Agreement is at will, and may be effected by either party at any time. PWI reserves the right to refuse any applicants that it deems to be unfit to participate in the PennyWeb Program. Participant in the PennyWeb Program grants PWI the exclusive right or privilege to perform services of the same or similar nature as specified herein.

Contacting of the Hosts and Advertisers is at the absolute discretion of the Participant. Submission and approval of application/sign-up sheet is at the absolute discretion of the Participant.

PWI is not liable to any claims, representation or warranties made by the Participant, including but not limited to the contents of their sites and the alteration of the appearance and syntax of the hypertext transfer link. Under no circumstances shall PWI be liable to Participant for any loss, injury, or damage, of whatever kind of nature, resulting from or arising out of PennyWeb Program. PWI makes no warranties, either expressed or implied, concerning the performance and functionality of the PennyWeb Program and hereby expressly disclaims all implied warranties, including warranties of mechantability or fitness for a particular use. Under no circumstances shall PWI be liable to Participant for any loss, injury, or damage, of whatever kind of nature, resulting from or arising out of any mistakes, loopholes in the anti-fraud system, errors, omissions, delays, or interruptions in the receipt, transmission, or storage of any messages or information arising out of or in connection with the PennyWeb Program.

Advertisers may open as many accounts as they deem. To create a Advertiser account PWI shall receive from Advertiser the deposit corresponding to the account selected within the PennyWeb Program plan. When deposit reaches a minimum balance of $50.00 PWI shall electronically charge amount of the selected deposit to Advertiser 's credit card. Advertiser may switch to another plan or to another account within the same plan by remitting to PWI the additional deposit that the new account may require. Any changes in accounts or cancellation of one of several accounts must be requested via E-mail. PWI shall make any changes in accounts requested by the 25th of the month effective on the 1st of the following calendar month. All changes requested on or after the 25th of the month will be effective on the 1st of the month one month after the following month. Advertisers may check their account balance and link activity by accessing their Account Report at any time. Until then accounts will operate on the commission basis selected prior to notification, and any refunds proceeding from the changes in account will be calculated accordingly. Refunds of a minimum of $25.00 will be processed on the 15th of the month (or next business day should the 15th be on a national holiday or weekend) in which changes have been made effective. PWI will not process payment for refunds less than $25.00. All accounts which require payment to be made through international wire-transfer will be charged a $30.00 transaction fee.

PWI shall track all commissions earned and may at its absolute discretion decide not to pay any commission to any Host should PWI believe that any referral has been fraudulent. Commission is based on one unique hit per bona fide independent visitor delivered to Advertiser site through Host within 24 hours. PWI shall process payout to Host on the 15th day of the following calendar month (or next business day should the 15th be on a national holiday or weekend) in U.S. dollars for all commissions earned for the prior period provided that payout equals or exceeds $25.00 for



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U.S./Canadian  accounts  and  $100.00  for  international  accounts.  If account balance does not reach these minimum amounts, payment will be carried forth until the next payout cycle. If these minimum amounts have not been reached within a year, accounts will be removed from the PWI accounting database. Checks for U.S. accounts will be mailed via first-class postage. Checks not cashed or deposited after one year of the date of issuance will be canceled. All accounts
which  require   international   wire-transfer   (request  sent  via  e-mail  to
accounting@pennyweb.com) will be charged a $30.00 transaction fee. Host is responsible for removing the Advertiser 's banner(s) from their site if Advertiser cancelled the account with Host or PWI terminated Advertiser 's account. Host can choose to stop directing visitors to their sites to one or more Advertisers at any time.

Hosts should check their accounts at least once a week for any termination of Advertisers ' accounts by PWI. In addition to this weekly check, Hosts should review their account activity on the 1st of the month for any changes in the commission rate granted by Advertiser , or any cancellation of Advertiser 's account. Hosts agree to be compensated on the basis of the changes which may have occurred concerning Advertisers ' accounts, regardless of whether or not they checked their Host Account activity. PWI is not responsible for notifying Hosts of any changes which may affect their commissions. PWI compensates host through this Agreement as an entity providing a service, with no expressed or implied employment relationship.

The term of this Agreement shall be continuous, unless and until either party notifies the other in writing, with at least 24 hours notice, that such party desires to terminate the Agreement. Termination is at will, for any reason, by either party. For all purposes of notification, delivery via e-mail is considered a valid form of notification.

Upon any termination of this Agreement, Participant and PWI shall be released from all obligations and liabilities to the other occurring or arising after the date of such a termination or the transactions contemplated hereby, except with respect to those obligations which by their nature are designed to survive termination; provided that no such termination will relieve Participant from any liability arising from any breach of this Agreement prior to termination. Upon termination of this Agreement, Host shall be entitled only to those unpaid commissions, if any, earned by Host on or prior to the date of termination provided that the total balance of all Host accounts equals or exceeds $25.00. Upon termination of this Agreement, Advertiser shall be entitled only to a refund of remaining deposit, if any, provided that deposit equals or exceeds $25.00.

PWI shall e-mail any changes to this Agreement at least 3 days in advance of their effectiveness. Participant agrees to be responsible for reading and to be bound by the new agreements, regardless of whether or not Participant has actually accessed such information.

If any provision of this Agreement, or the application thereof to any Person or circumstance, shall be held invalid or unenforceable under any applicable law, such invalidity or unenforceability shall not affect any other provision of this Agreement that can be given effect without the invalid or unenforceable provision, or the application of such provision to other Persons or circumstances, and, to this end, the provisions hereof are severable.


You are not permitted to:

     o    Change any design of an advertiser's banner.
     o Host using a Warez web site or any site that may infringe on another's copyright.
     o    Have any adult content in the sites that are hosting our banner.
     o Use advertisers as a contest or any other money making opportunity (without prior authorization).


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     o    Send  commercial  E-Mail "Spam E-Mail" to promote an advertiser  click program

At all times this agreement is in force and after its expiration or termination, PennyWeb users agree to refrain from disclosing trade secrets, or other confidential material. All users agree to take reasonable security measures to prevent accidental disclosure of Pennyweb confidential information. After expiration or termination of this agreement users agree not to compete with PennyWeb for a period of 2 years. The effective date of this Agreement is the day on which participant creates an account in the PWI Program.